Press Release

Mimi L. Carsley | Chief Financial Officer | mcarsley@jackhenry.com

FOR IMMEDIATE RELEASE
Jack Henry & Associates, Inc. Reports Fourth Quarter and Full Year Fiscal 2026 Results
Fourth quarter summary:
•GAAP revenue increased 4.7% and GAAP operating income decreased 12.2% for the fiscal three months ended June 30, 2026, compared to the prior fiscal year quarter.
•Non-GAAP adjusted revenue increased 6.6% and non-GAAP adjusted operating income decreased 3.1% for the fiscal three months ended June 30, 2026, compared to the prior fiscal year quarter.1
•GAAP EPS was $1.57 per diluted share for the fiscal three months ended June 30, 2026, compared to $1.75 per diluted share in the prior fiscal year quarter representing contraction of 10.2%.
•Stock repurchases for the fiscal three months ended June 30, 2026, were $164 million at an average price of $140 per share.
Fiscal year summary:
•GAAP revenue increased 7.1% and GAAP operating income increased 11.7% for the fiscal year ended June 30, 2026, compared to the prior fiscal year.
•     Non-GAAP adjusted revenue increased 7.3% and non-GAAP adjusted operating income increased 11.6% for the fiscal year ended June 30, 2026, compared to the prior fiscal year.1
•     GAAP EPS was $6.98 per diluted share for the fiscal year ended June 30, 2026, compared to $6.24 per diluted share in the prior fiscal year representing growth of 11.9%.
•     Cash and cash equivalents were $12.1 million at June 30, 2026, and $102.0 million at June 30, 2025.
•    Debt outstanding for credit facilities was $40 million at June 30, 2026, and $0 at June 30, 2025.
•Stock repurchases for fiscal year ended June 30, 2026, were $448 million at an average price of $152 per share.
Compared to the same period in the prior fiscal year:

Fourth Qtr Revenue		Fourth Qtr Operating Income		FY'26 Net Income

GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]
increased	increased	decreased	decreased	increased	increased
4.7%	6.6%	(12.2)%	(3.1)%	10.3%	10.2%

FY'26 Revenue		FY'26 Operating Income		FY'26 EBITDA

GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]	Non-GAAP[2]
increased	increased	increased	increased	increased
7.1%	7.3%	11.7%	11.6%	9.4%

Full year fiscal 2027 guidance (Dollars in millions, other than per share amounts):3

	Current
GAAP	Low	High
Revenue	$2,684	$2,709
Operating margin[4]	24.5%	24.7%
EPS	$7.33	$7.38

Non-GAAP[5]
Adjusted revenue	$2,659	$2,684
Adjusted operating margin	24.1%	24.3%
Monett, MO, August 18, 2026 - Jack Henry & Associates, Inc. (Nasdaq: JKHY), a leading financial technology provider, today announced results for fiscal fourth quarter and fiscal full year ended June 30, 2026.

1 See tables below on page 4 reconciling non-GAAP financial measures to GAAP.
2See table below on page 14 reconciling net income to non-GAAP EBITDA.
3 The full fiscal year guidance assumes no acquisitions or dispositions will be made during fiscal year 2027.
4Operating margin is calculated by dividing operating income by revenue.

1

5See tables below on page 9 reconciling fiscal year 2027 GAAP to non-GAAP guidance.

2

According to Greg Adelson, President and CEO, “We are extremely pleased to report record sales and financial results for fiscal 2026. We delivered a record 58 competitive core wins for the year, including 14 institutions with more than $1 billion in assets, and both fourth-quarter and full-year non-GAAP revenue reached new highs. Technology spending remains strong, which is reflected in our robust sales pipeline as we continue to provide innovative solutions and expand the use of artificial intelligence to help banks and credit unions win in the markets they serve. As we enter fiscal 2027, we are well positioned to continue driving consistent revenue growth, margin expansion, and long-term value through our unwavering focus on culture, service, innovation, strategy, and execution.”

Operating Results
Revenue, operating expenses, operating income, and net income for the fiscal three months and fiscal year ended June 30, 2026, compared to the fiscal three months and fiscal year ended June 30, 2025, were as follows:

Revenue
(Unaudited, dollars in thousands)	Three Months Ended June 30,		% Change	Year Ended June 30,		% Change
	2026	2025		2026	2025
Revenue
Services and Support	$360,195	$351,239	2.5%	$1,448,003	$1,361,737	6.3%
Percentage of Total Revenue	55.9%	57.1%		56.9%	57.3%
Processing	283,828	264,133	7.5%	1,096,336	1,013,551	8.2%
Percentage of Total Revenue	44.1%	42.9%		43.1%	42.7%
REVENUE	$644,023	$615,372	4.7%	$2,544,339	$2,375,288	7.1%
•Services and support revenue increased for the fiscal three months ended June 30, 2026, compared to the fiscal three months ended June 30, 2025, primarily driven by growth in data processing and hosting revenue within private and public cloud revenue of 7.4% and higher license and hardware revenue by 27.3% and increased education, royalty, and other revenues by 38.6% partially offset by a decrease in deconversion revenue of $11,168. Processing revenue increased for the fiscal three months ended June 30, 2026, compared to the fiscal three months ended June 30, 2025, mainly driven by growth in card revenue of 5.4% from monthly service and risk management fees, improvement in Jack Henry digital and transaction revenue of 8.6% from a higher number of active users on our digital platform, and a rise in faster payments revenue of 47.0%.
•Services and support revenue increased for the fiscal year ended June 30, 2026, compared to the fiscal year ended June 30, 2025, primarily driven by growth in data processing and hosting revenue within private and public cloud revenue of 8.5%, higher consulting, work orders and release fees revenue by 13.0%, a rise in implementation revenue by 14.1%, and increased license and hardware revenue by 19.5% partially offset by the decrease in software usage revenue (mainly due to a contract change in the prior fiscal year) by 26.2%. Processing revenue increased for the fiscal year ended June 30, 2026, compared to the fiscal year ended June 30, 2025, mainly driven by growth in card revenue of 6.0% from monthly service and risk management fees, improvement in Jack Henry digital and transaction revenue of 11.6% from a higher number of active users on our digital platform, and a rise in faster payments revenue of 49.5%.
•For the fiscal three months ended June 30, 2026, compared to the fiscal three months ended June 30, 2025, core segment revenue increased 1.9%, payments segment revenue increased 4.9%, complementary segment revenue increased 4.7%, and corporate services segment revenue increased 30.4%. For the fiscal three months ended June 30, 2026, compared to the fiscal three months ended June 30, 2025, core segment non-GAAP adjusted revenue increased 6.0%, payments segment non-GAAP adjusted revenue increased 6.1%, complementary segment non-GAAP adjusted revenue increased 5.6%, and corporate services non-GAAP adjusted segment revenue increased 31.3%. Total non-GAAP adjusted revenue increased 6.6% for the same comparative periods (see revenue lines of segment break-out tables on pages 5 and 6 below for a reconciliation of GAAP segment revenue to non-GAAP adjusted segment revenue).
•For the fiscal year ended June 30, 2026, compared to the fiscal year ended June 30, 2025, core segment revenue increased 4.8%, payments segment revenue increased 7.2%, complementary segment revenue increased 8.3%, and corporate services segment revenue increased 18.3%. For the fiscal year ended June 30, 2026, compared to the fiscal year ended June 30, 2025, core segment non-GAAP adjusted revenue increased 7.1%, payments segment non-GAAP adjusted revenue increased 6.4%, complementary segment non-GAAP adjusted revenue increased 7.7%, and corporate services non-GAAP adjusted segment revenue increased 18.3%. Total non-GAAP adjusted revenue increased 7.3% for the same comparative periods (see revenue lines of segment break-out tables on pages 7 and 8 below for a reconciliation of GAAP segment revenue to non-GAAP adjusted segment revenue).

3

Operating Expenses and Operating Income
(Unaudited, dollars in thousands)	Three Months Ended June 30,		% Change	Year Ended June 30,		% Change
	2026	2025		2026	2025
Cost of Revenue	$370,175	$343,879	7.6%	$1,433,651	$1,360,747	5.4%
Percentage of Total Revenue[6]	57.5%	55.9%		56.3%	57.3%
Research and Development	49,830	42,580	17.0%	176,445	162,771	8.4%
Percentage of Total Revenue[6]	7.7%	6.9%		6.9%	6.9%
Selling, General, and Administrative	87,245	73,216	19.2%	299,210	283,055	5.7%
Percentage of Total Revenue[6]	13.5%	11.9%		11.8%	11.9%
OPERATING EXPENSES	507,250	459,675	10.3%	1,909,306	1,806,573	5.7%

OPERATING INCOME	$136,773	$155,697	(12.2)%	$635,033	$568,715	11.7%
Operating Margin[6]	21.2%	25.3%		25.0%	23.9%
•Cost of revenue increased for the fiscal three months and fiscal year ended June 30, 2026, compared to the fiscal three months and fiscal year ended June 30, 2025, primarily due to higher personnel costs, including compensation and benefit costs, partially related to trailing twelve month headcount growth, higher direct costs generally consistent with increases in related lines of revenue, as well as higher amortization of capitalized software and increased internal licenses and fees.
•Research and development expense increased for the fiscal three months and fiscal year ended June 30, 2026, compared to the fiscal three months and fiscal year ended June 30, 2025, primarily due to higher personnel costs (net of capitalization), including compensation and benefit costs, partially related to trailing twelve month headcount growth.
•Selling, general, and administrative expense increased for the fiscal three months and fiscal year ended June 30, 2026, compared to the fiscal three months and fiscal year ended June 30, 2025, mainly due to higher personnel costs, including increased medical costs from second-half normalization trends and higher compensation tied to trailing twelve month headcount growth.

Net Income

(Unaudited, in thousands, except per share data)	Three Months Ended June 30,		% Change	Year Ended June 30,		% Change
	2026	2025		2026	2025
Income Before Income Taxes	$139,738	$159,949	(12.6)%	$652,790	$586,036	11.4%
Provision for Income Taxes	28,510	32,345	(11.9)%	150,014	130,288	15.1%
NET INCOME	$111,228	$127,604	(12.8)%	$502,776	$455,748	10.3%
Diluted earnings per share	$1.57	$1.75	(10.2)%	$6.98	$6.24	11.9%
•Effective tax rates for the fiscal three months and fiscal year ended June 30, 2026, were 20.4% and 23.0% respectively, and for the fiscal three months and fiscal year ended June 30, 2025 were 20.2% and 22.2%, respectively.

According to Mimi Carsley, CFO and Treasurer, “Our full year performance delivered record revenues, substantial margin expansion, and robust free cash flow, yielding value—culminating in an outstanding ROIC of 23.2% that reflects the underlying strength of our business model. Looking ahead to full-year 2027, our non-GAAP revenue growth should remain consistent, but margin comparisons will be impacted by tough comparisons from the first half of last year. Overall, we expect another strong performance in fiscal 2027.”

6Operating margin is calculated by dividing operating income by revenue. Operating margin plus operating expense components as a percentage of total revenue may not equal 100% due to rounding.

4

Impact of Non-GAAP Adjustments
The tables below show our revenue, operating income, and net income for the fiscal three months and fiscal year ended June 30, 2026, compared to the fiscal three months and fiscal year ended June 30, 2025, excluding the impacts of deconversions in the fiscal quarter and fiscal year ended June 30, 2026, and June 30, 2025, the impact in the current fiscal quarter and fiscal year of an acquisition made during the current fiscal year, the gain on assets, net, in the current fiscal year, and the impact of a contract change in the prior fiscal quarter and fiscal year.

(Unaudited, dollars in thousands)	Three Months Ended June 30,		% Change	Year Ended June 30,		% Change
	2026	2025		2026	2025

GAAP Revenue*	$644,023	$615,372	4.7%	$2,544,339	$2,375,288	7.1%

Adjustments:
Deconversion revenue	(9,327)	(20,495)		(42,830)	(33,905)
Revenue related to a contract change	—	(1,202)		—	(15,874)
Revenue from the acquisition	(1,598)	—		(5,193)	—

NON-GAAP ADJUSTED REVENUE*	$633,098	$593,675	6.6%	$2,496,316	$2,325,509	7.3%

GAAP Operating Income	$136,773	$155,697	(12.2)%	$635,033	$568,715	11.7%

Adjustments:
Operating income from deconversions	(4,616)	(17,938)		(29,953)	(27,663)
Operating income related to a contract change	—	(180)		—	(2,358)
Gain on assets, net	—	—		(6,829)	—
Operating loss from the acquisition	1,141	—		2,959	—

NON-GAAP ADJUSTED OPERATING INCOME	$133,298	$137,579	(3.1)%	$601,210	$538,694	11.6%
Non-GAAP Adjusted Operating Margin**	21.1%	23.2%		24.1%	23.2%

GAAP Net Income	$111,228	$127,604	(12.8)%	$502,776	$455,748	10.3%

Adjustments:
Net income from deconversions	(4,616)	(17,938)		(29,953)	(27,663)
Net income related to a contract change	—	(180)		—	(2,358)
Gain on assets, net	—	—		(6,829)	—
Net loss from the acquisition	1,141	—		2,959	—
Tax impact of adjustments***	834	4,348		8,118	7,205

NON-GAAP ADJUSTED NET INCOME	$108,587	$113,834	(4.6)%	$477,071	$432,932	10.2%
*GAAP revenue is comprised of services and support and processing revenues (see page 2). Services and support revenue less deconversion revenue for the fiscal three months ended June 30, 2026, and 2025, which was $9,327 for the current fiscal year quarter and $20,495 for the prior fiscal year quarter, and reducing the fiscal three months ended June 30, 2025, amount also for revenue related to a contractual change of $1,202, results in non-GAAP adjusted services and support revenue growth of 6.5% quarter over quarter. Processing revenue less revenue from the acquisition for the fiscal three months ended June 30, 2026, of $1,598, results in non-GAAP adjusted processing revenue growth of 6.9% quarter over quarter.
Services and support revenue less deconversion revenue for the fiscal year ended June 30, 2026, and 2025 which was $42,830 for the current fiscal year and $33,905 for the prior fiscal year, and reducing the fiscal year ended June 30, 2025, amount also for revenue related to a contractual change of $15,874, results in non-GAAP adjusted services and support revenue growth of 7.1% year over year. Processing revenue less revenue from the acquisition for the fiscal year ended June 30, 2026, of $5,193, results in non-GAAP adjusted processing revenue growth of 7.7% year over year.
**Non-GAAP adjusted operating margin is calculated by dividing non-GAAP adjusted operating income by non-GAAP adjusted revenue.
***The tax impact of adjustments is calculated using a tax rate of 24% for the fiscal three months and fiscal year ended June 30, 2026, and 2025. The tax rate for non-GAAP adjustment items takes a broad look at the Company's recurring tax adjustments and applies them to non-GAAP revenue that does not have its own specific tax impacts.

5

The tables below show the segment break-out of revenue and cost of revenue for each period presented, as adjusted for the items above, and include a reconciliation to non-GAAP adjusted operating income presented above.

	Three Months Ended June 30, 2026
(Unaudited, dollars in thousands)	Core	Payments	Complementary	Corporate Services	Total
GAAP REVENUE	$191,611	$240,419	$188,800	$23,193	$644,023
Non-GAAP adjustments*	(2,830)	(4,454)	(3,588)	(53)	(10,925)
NON-GAAP ADJUSTED REVENUE	188,781	235,965	185,212	23,140	633,098

GAAP COST OF REVENUE	75,756	121,233	73,009	100,177	370,175
Non-GAAP adjustments*	(1,450)	(2,295)	(1,040)	(129)	(4,914)
NON-GAAP ADJUSTED COST OF REVENUE	74,306	118,938	71,969	100,048	365,261

GAAP SEGMENT INCOME	$115,855	$119,186	$115,791	$(76,984)
Segment Income Margin**	60.5%	49.6%	61.3%	(331.9)%

NON-GAAP ADJUSTED SEGMENT INCOME	$114,475	$117,027	$113,243	$(76,908)
Non-GAAP Adjusted Segment Income Margin**	60.6%	49.6%	61.1%	(332.4)%

Research and Development					49,830
Selling, General, and Administrative					87,245
Non-GAAP adjustments unassigned to a segment***					(2,536)
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					499,800

NON-GAAP ADJUSTED OPERATING INCOME					$133,298
*Revenue non-GAAP adjustments for the Payments segment were ($1,598) of acquisition revenue and ($2,856) of deconversion revenue. Revenue non-GAAP adjustments for the remainder of the segments were deconversion revenue. Cost of revenue non-GAAP adjustments for the Payments segment were ($1,991) of acquisition costs and ($304) of deconversion costs. Cost of revenue non-GAAP adjustments for the Corporate Services segment were ($118) of acquisition costs and ($11) of deconversion costs. Cost of revenue non-GAAP adjustments for the remainder of the segments were deconversion costs.
**Segment income margin is calculated by dividing segment income by revenue for each segment. Non-GAAP adjusted segment income margin is calculated by dividing non-GAAP adjusted segment income by non-GAAP adjusted revenue for each segment.
***Non-GAAP adjustments unassigned to a segment were deconversion costs of $1,906, research and development costs related to the acquisition of $590, and selling, general, and administrative costs related to the acquisition of $40.

6

	Three Months Ended June 30, 2025
(Unaudited, dollars in thousands)	Core	Payments	Complementary	Corporate Services	Total
GAAP REVENUE	$187,976	$229,292	$180,317	$17,787	$615,372
Non-GAAP adjustments*	(9,863)	(6,818)	(4,852)	(164)	(21,697)
NON-GAAP ADJUSTED REVENUE	178,113	222,474	175,465	17,623	593,675

GAAP COST OF REVENUE	69,389	116,128	68,894	89,468	343,879
Non-GAAP adjustments*	(1,753)	(109)	(440)	(9)	(2,311)
NON-GAAP ADJUSTED COST OF REVENUE	67,636	116,019	68,454	89,459	341,568

GAAP SEGMENT INCOME	$118,587	$113,164	$111,423	$(71,681)
Segment Income Margin**	63.1%	49.4%	61.8%	(403.0)%

NON-GAAP ADJUSTED SEGMENT INCOME	$110,477	$106,455	$107,011	$(71,836)
Non-GAAP Adjusted Segment Income Margin	62.0%	47.9%	61.0%	(407.6)%

Research and Development					42,580
Selling, General, and Administrative					73,216
Non-GAAP adjustments unassigned to a segment***					(1,268)
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					456,096

NON-GAAP ADJUSTED OPERATING INCOME					$137,579
*Revenue non-GAAP adjustments for the Core segment were ($1,202) of revenue related to the contractual change and ($8,661) of deconversion revenue. Revenue non-GAAP adjustments for the remainder of the segments were deconversion revenue. Cost of revenue non-GAAP adjustments for the Core segment were cost of revenue related to a contractual change of ($1,022) and ($731) of deconversion costs. Cost of revenue non-GAAP adjustments for the remainder of the segments were deconversion costs.
**Segment income margin is calculated by dividing segment income by revenue for each segment. Non-GAAP adjusted segment income margin is calculated by dividing non-GAAP adjusted segment income by non-GAAP adjusted revenue for each segment.
***Non-GAAP adjustments unassigned to a segment were deconversion costs.

7

	Year Ended June 30, 2026
(Unaudited, dollars in thousands)	Core	Payments	Complementary	Corporate Services	Total
GAAP REVENUE	$768,452	$936,006	$752,214	$87,667	$2,544,339
Non-GAAP adjustments*	(16,605)	(18,853)	(12,219)	(346)	(48,023)
NON-GAAP ADJUSTED REVENUE	751,847	917,153	739,995	87,321	2,496,316

GAAP COST OF REVENUE	304,886	479,539	286,726	362,500	1,433,651
Non-GAAP adjustments*	(4,566)	(6,571)	(2,119)	(389)	(13,645)
NON-GAAP ADJUSTED COST OF REVENUE	300,320	472,968	284,607	362,111	1,420,006

GAAP SEGMENT INCOME	$463,566	$456,467	$465,488	$(274,833)
Segment Income Margin**	60.3%	48.8%	61.9%	(313.5)%

NON-GAAP ADJUSTED SEGMENT INCOME	$451,527	$444,185	$455,388	$(274,790)
Non-GAAP Adjusted Segment Income Margin	60.1%	48.4%	61.5%	(314.7)%

Research and Development					176,445
Selling, General, and Administrative					299,210
Non-GAAP adjustments unassigned to a segment***					(555)
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					1,895,106

NON-GAAP ADJUSTED OPERATING INCOME					$601,210
*Revenue non-GAAP adjustments for the Payments segment were ($5,193) of acquisition revenue and ($13,660) of deconversion revenue. Revenue non-GAAP adjustments for the remainder of the segments were deconversion revenue. Cost of revenue non-GAAP adjustments for the Payments segment were ($5,854) of acquisition costs and ($717) of deconversion costs. Cost of revenue non-GAAP adjustments for the Corporate Services segment were ($371) of acquisition costs and ($18) of deconversion costs. Cost of revenue non-GAAP adjustments for the remainder of the segments were deconversion costs.
**Segment income margin is calculated by dividing segment income by revenue for each segment. Non-GAAP adjusted segment income margin is calculated by dividing non-GAAP adjusted segment income by non-GAAP adjusted revenue for each segment.
***Non-GAAP adjustments unassigned to a segment were a gain on assets, net, of $6,829 less deconversion costs of $5,457, research and development costs related to the acquisition of $1,803, and selling, general, and administrative costs related to the acquisition of $124.

8

	Year Ended June 30, 2025
(Unaudited, dollars in thousands)	Core	Payments	Complementary	Corporate Services	Total
GAAP REVENUE	$732,924	$873,498	$694,771	$74,095	$2,375,288
Non-GAAP adjustments*	(30,639)	(11,159)	(7,709)	(272)	(49,779)
NON-GAAP ADJUSTED REVENUE	702,285	862,339	687,062	73,823	2,325,509

GAAP COST OF REVENUE	295,239	460,151	269,657	335,700	1,360,747
Non-GAAP adjustments*	(15,612)	(288)	(1,119)	(14)	(17,033)
NON-GAAP ADJUSTED COST OF REVENUE	279,627	459,863	268,538	335,686	1,343,714

GAAP SEGMENT INCOME	$437,685	$413,347	$425,114	$(261,605)
Segment Income Margin**	59.7%	47.3%	61.2%	(353.1)%

NON-GAAP ADJUSTED SEGMENT INCOME	$422,658	$402,476	$418,524	$(261,863)
Non-GAAP Adjusted Segment Income Margin	60.2%	46.7%	60.9%	(354.7)%

Research and Development					162,771
Selling, General, and Administrative					283,055
Non-GAAP adjustments unassigned to a segment***					(2,725)
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					1,786,815

NON-GAAP ADJUSTED OPERATING INCOME					$538,694
*Revenue non-GAAP adjustments for the Core segment were ($15,874) of revenue related to the contractual change and ($14,765) of deconversion revenue. Revenue non-GAAP adjustments for the remainder of the segments were deconversion revenue. Cost of revenue non-GAAP adjustments for the Core segment were cost of revenue related to a contractual change of ($13,516) and ($2,096) of deconversion costs. Cost of revenue non-GAAP adjustments for the remainder of the segments were deconversion costs.
**Segment income margin is calculated by dividing segment income by revenue for each segment. Non-GAAP adjusted segment income margin is calculated by dividing non-GAAP adjusted segment income by non-GAAP adjusted revenue for each segment.
***Non-GAAP adjustments unassigned to a segment were deconversion costs.

9

The table below shows our GAAP to non-GAAP guidance for the fiscal year ending June 30, 2027. Fiscal year 2027 non-GAAP guidance excludes the impacts of deconversion revenue and related operating expenses, acquisition revenues and related operating expenses, the revenues and operating expenses related to a contractual change, and the gain on assets, net, and assumes no additional acquisitions or dispositions will be made during the fiscal year.

GAAP to Non-GAAP GUIDANCE (Dollars in millions, except per share data)	Annual FY'27		Adjusted for FY'27 Comparison	Reported	Change (Acquisition)
	Low	High	FY26	FY26	FY26
GAAP REVENUE	$2,684	$2,709	$2,544	$2,544	$—
Growth	5.5%	6.5%
Deconversions*	23	23	43	43	—
Acquisition	2	2	—	5	(5)
NON-GAAP ADJUSTED REVENUE**	$2,659	$2,684	$2,502	$2,496	$5
Non-GAAP Adjusted Growth	6.3%	7.3%

GAAP OPERATING EXPENSES	$2,025	$2,039	$1,909	$1,909	$—
Growth	6.1%	6.8%
Deconversion costs*	5	5	13	13	—
Acquisition costs	3	3	—	8	(8)
Gain on assets, net	—	—	(7)	(7)	—
NON-GAAP ADJUSTED OPERATING EXPENSES**	$2,018	$2,031	$1,903	$1,895	$8
Non-GAAP Adjusted Growth	6.0%	6.7%

GAAP OPERATING INCOME	$658	$670	$635	$635	$—
Growth	3.7%	5.5%

GAAP OPERATING MARGIN	24.5%	24.7%	25.0%	25.0%

NON-GAAP ADJUSTED OPERATING INCOME**	$641	$653	$598	$601	$(3)
Non-GAAP Adjusted Growth	7.2%	9.1%

NON-GAAP ADJUSTED OPERATING MARGIN	24.1%	24.3%	23.9%	24.1%

GAAP EPS	$7.33	$7.38	$6.98	$6.98	$—
Growth	5.0%	5.7%

*Deconversion revenue and related operating expenses for fiscal year 2027 are based on the lowest actual recent historical results. See the Company’s Form 8-K filed with the Securities and Exchange Commission on August 3, 2023.
**GAAP to Non-GAAP revenue, operating expenses, and operating income may not foot due to rounding.

10

Balance Sheet and Cash Flow Review

•Cash and cash equivalents were $12 million at June 30, 2026, compared to $102 million at June 30, 2025.
•Trade receivables were $349 million at June 30, 2026, and $318 million at June 30, 2025.
•The Company had $40 million of borrowings at June 30, 2026, compared to $0 of borrowings at June 30, 2025.
•Deferred revenue was $372 million at June 30, 2026, compared to $363 million at June 30, 2025.
•Stockholders' equity decreased to $2,052 million at June 30, 2026, compared to $2,131 million at June 30, 2025.
*See table below for Net Cash Provided by Operating Activities and on page 14 for Return on Average Stockholders’ Equity. Tables reconciling the non-GAAP measures Free Cash Flow and Net Operating Profit After Tax Return on Invested Capital (NOPAT ROIC) to GAAP measures are on pages 14 and 15. See the Use of Non-GAAP Financial Information section below for the definitions of Free Cash Flow and NOPAT ROIC.

The following table summarizes net cash from operating activities:

(Unaudited, in thousands)	Year Ended June 30,
	2026	2025
Net income	$502,776	$455,748
Depreciation	42,103	43,700
Amortization	171,138	161,051
Change in deferred income taxes	126,032	(3,496)
Other non-cash expenses	35,023	30,358
Change in receivables	(29,268)	15,056
Change in deferred revenue	9,099	(25,559)
Change in other assets and liabilities*	(94,943)	(35,354)
NET CASH FROM OPERATING ACTIVITIES	$761,960	$641,504
*For the fiscal year ended June 30, 2026, the change in other assets and liabilities includes the change in prepaid expenses, deferred costs and other of $(85,512), income taxes of $(14,322), and the change in accounts payable of $(1,431) partially offset by the change in accrued expenses of $6,322. For the fiscal year ended June 30, 2025, the change in other assets and liabilities includes the change in prepaid expenses, deferred costs and other of $(50,933) and the change in accrued expenses of $(3,115) partially offset by the change in income taxes of $16,048 and the change in accounts payable of $2,646.

11

The following table summarizes net cash from investing activities:

(Unaudited, in thousands)	Year Ended June 30,
	2026	2025
Payment for acquisitions	$(42,390)	$—
Capital expenditures	(67,103)	(53,358)
Proceeds from sale of assets	32,827	3
Purchased software	(4,108)	(5,363)
Computer software developed	(184,243)	(172,445)
Purchase of investments	(13,721)	(2,000)
Proceeds from investments	1,000	1,000
NET CASH FROM INVESTING ACTIVITIES	$(277,738)	$(232,163)

The following table summarizes net cash from financing activities:

(Unaudited, in thousands)	Year Ended June 30,
	2026	2025
Borrowings on credit facilities	$480,000	$350,000
Repayments on credit facilities	(440,000)	(500,000)
Purchase of treasury stock	(448,173)	(35,051)
Dividends paid	(170,405)	(164,644)
Net cash from issuance of stock and tax related to stock-based compensation	4,459	4,023
NET CASH FROM FINANCING ACTIVITIES	$(574,119)	$(345,672)
Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting in the United States. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, we have provided certain non-GAAP financial measures, including adjusted revenue, adjusted segment revenue, adjusted operating income, adjusted segment income, adjusted cost of revenue, adjusted segment cost of revenue, adjusted operating expenses, adjusted operating margin, adjusted segment income margin, non-GAAP earnings before interest, taxes, depreciation, and amortization (non-GAAP EBITDA), free cash flow, net operating profit after tax return on invested capital (NOPAT ROIC), and non-GAAP adjusted net income.
We believe non-GAAP financial measures help investors better understand the underlying fundamentals and true operations of our business. Adjusted revenue, adjusted segment revenue, adjusted operating income, adjusted operating margin, adjusted segment income, adjusted segment income margin, adjusted cost of revenue, adjusted segment cost of revenue, adjusted operating expenses, and adjusted net income eliminate deconversion revenue and associated costs, the gain on assets, net, an acquisition, and a contractual change, which management believes are not indicative of the Company's operating performance. Such adjustments give investors further insight into our performance. Non-GAAP EBITDA is defined as net income attributable to the Company before the effect of interest income, net, taxes, depreciation, and amortization, adjusted for net income before the effect of interest income, net, taxes, depreciation, and amortization attributable to eliminated deconversions, the gain on assets, net, an acquisition, and a contractual change. Free cash flow is defined as net cash from operating activities, less capitalized expenditures, internal use software, and capitalized software, plus proceeds from the sale of assets. NOPAT ROIC is defined as operating income for the trailing four quarters multiplied by one minus the average effective tax rate (ETR) for the trailing four quarters, with the result divided by average invested capital (average of the beginning and ending period balances). Management believes that non-GAAP EBITDA is an important measure of the Company’s overall operating performance and excludes certain costs and other transactions that management deems one time or non-operational in nature; free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions; and NOPAT ROIC is a measure of the Company’s allocation efficiency and effectiveness of its invested capital. For these reasons, management also uses these non-GAAP financial measures in its assessment and management of the Company's performance.

12

Non-GAAP financial measures used by the Company may not be comparable to similarly titled non-GAAP measures used by other companies. Non-GAAP financial measures have no standardized meaning prescribed by GAAP and therefore, are unlikely to be comparable with calculations of similar measures for other companies.
Any non-GAAP financial measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. Reconciliations of the non-GAAP financial measures to related GAAP measures are included.

About Jack Henry & Associates, Inc.®	Quarterly Conference Call
Jack Henry® (Nasdaq: JKHY) is a well-rounded financial technology company that strengthens connections between financial institutions and the people and businesses they serve. We are an S&P 500 company that prioritizes openness, collaboration, and user centricity — offering banks and credit unions a vibrant ecosystem of internally developed modern capabilities as well as the ability to integrate with leading fintechs. For 50 years, Jack Henry has provided technology solutions to enable clients to innovate faster, strategically differentiate, and successfully compete while serving the evolving needs of their accountholders. We empower over 7,200 clients with people-inspired innovation, personal service, and insight-driven solutions that help reduce the barriers to financial health. Additional information is available at www.jackhenry.com.

The Company will hold a conference call on August 19, 2026, at 7:45 a.m. Central Time, and investors are invited to listen at www.jackhenry.com. A webcast replay will be available approximately one hour after the event at ir.jackhenry.com/corporate-events-and-presentations and will remain available for one year.

Statements made in this news release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, those discussed in the Company's Securities and Exchange Commission filings, including the Company's most recent reports on Form 10-K and Form 10-Q, particularly under the heading Risk Factors. Any forward-looking statement made in this news release speaks only as of the date of the news release, and the Company expressly disclaims any obligation to publicly update or revise any forward-looking statement, whether because of new information, future events or otherwise.
MEDIA CONTACT
Jeremy Elwood
Corporate Communications
Jack Henry & Associates, Inc.
417-235-6652
JDElwood@jackhenry.com

ANALYST CONTACT
Vance Sherard, CFA
Investor Relations
Jack Henry & Associates, Inc.
417-235-6652
VSherard@jackhenry.com

13

Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share data)	Three Months Ended June 30,		% Change	Year Ended June 30,		% Change
	2026	2025		2026	2025

REVENUE	$644,023	$615,372	4.7%	$2,544,339	$2,375,288	7.1%

Cost of Revenue	370,175	343,879	7.6%	1,433,651	1,360,747	5.4%
Research and Development	49,830	42,580	17.0%	176,445	162,771	8.4%
Selling, General, and Administrative	87,245	73,216	19.2%	299,210	283,055	5.7%
EXPENSES	507,250	459,675	10.3%	1,909,306	1,806,573	5.7%

OPERATING INCOME	136,773	155,697	(12.2)%	635,033	568,715	11.7%

Interest income	4,949	6,354	(22.1)%	23,144	27,759	(16.6)%
Interest expense	(1,984)	(2,102)	(5.6)%	(5,387)	(10,438)	(48.4)%
Interest Income, net	2,965	4,252	(30.3)%	17,757	17,321	2.5%

INCOME BEFORE INCOME TAXES	139,738	159,949	(12.6)%	652,790	586,036	11.4%

Provision for Income Taxes	28,510	32,345	(11.9)%	150,014	130,288	15.1%

NET INCOME	$111,228	$127,604	(12.8)%	$502,776	$455,748	10.3%

Diluted net income per share	$1.57	$1.75		$6.98	$6.24
Diluted weighted average shares outstanding	70,872	73,005		72,043	73,045

Consolidated Balance Sheet Highlights (Unaudited)
(In thousands)				June 30,		% Change
				2026	2025
Cash and cash equivalents				$12,056	$101,953	(88.2)%
Receivables				349,111	317,977	9.8%
Total assets				3,145,711	3,043,970	3.3%

Accounts payable and accrued expenses				$261,476	$245,299	6.6%
Debt				40,000	—	—%
Deferred revenue				372,472	363,374	2.5%
Stockholders' equity				2,051,949	2,130,832	(3.7)%

14

Calculation of Non-GAAP Earnings Before Interest Income, Net, Income Taxes, Depreciation and Amortization (Non-GAAP EBITDA)
	Three Months Ended June 30,		% Change	Year Ended June 30,		% Change
(Dollars in thousands)	2026	2025		2026	2025
Net income	$111,228	$127,604		$502,776	$455,748
Net interest	(2,965)	(4,252)		(17,757)	(17,321)
Taxes	28,510	32,345		150,013	130,288
Depreciation and amortization	54,541	51,490		213,241	204,751
Less: Net income before interest expense, taxes, depreciation and amortization attributable to eliminated one-time adjustments*	(3,954)	(18,118)		(35,244)	(30,021)
NON-GAAP EBITDA	$187,360	$189,069	(0.9)%	$813,029	$743,445	9.4%
*The fiscal fourth quarter 2026 and 2025 adjustments for net income before interest expense, taxes, depreciation and amortization were for deconversions of ($4,616) and an acquisition of $662, and were for deconversions of ($17,938) and a contract change of ($180), respectively. The fiscal year 2026 and 2025 adjustments were for deconversions of ($29,953), a gain on assets, net, of ($6,829), and an acquisition of $1,538, and were for deconversions of ($27,663) and a contractual change of ($2,358), respectively.

Calculation of Free Cash Flow (Non-GAAP)				Year Ended June 30,
(In thousands)				2026	2025
Net cash from operating activities				$761,960	$641,504
Capitalized expenditures				(67,103)	(53,358)
Internal use software				(4,108)	(5,363)
Proceeds from sale of assets				32,827	3
Capitalized software				(184,243)	(172,445)
FREE CASH FLOW				$539,333	$410,341

Net income				$502,776	$455,748
Operating cash conversion*				151.6%	140.8%
Free cash flow conversion (excluding proceeds from sale of assets)*				100.7%	90.0%
*Operating cash conversion is net cash from operating activities divided by net income. Free cash flow conversion is free cash flow less proceeds from sale of assets of $32,827 for fiscal 2026 and $3 for fiscal 2025 divided by net income.

Calculation of the Return on Average Stockholders’ Equity				June 30,
(In thousands)				2026	2025
Net income (trailing four quarters)				$502,776	$455,748
Average stockholder's equity (period beginning and ending balances)				2,091,391	1,986,598
RETURN ON AVERAGE STOCKHOLDERS’ EQUITY				24.0%	22.9%

15

Calculation of NOPAT ROIC (Non-GAAP)	June 30,
(In thousands)	2026	2025
Operating income (trailing four quarters)	$635,033	$568,715
Average Effective Tax Rate (trailing four quarters)	22.8%	22.2%
NOPAT operating income (trailing four quarters)*	490,245	442,460
Average invested capital (period beginning and ending balances)	2,111,391	2,061,598

NOPAT ROIC	23.2%	21.5%
*NOPAT operating income is calculated by multiplying the trailing four quarters operating income by one minus the average ETR. NOPAT ROIC is calculated by dividing NOPAT operating income by average invested capital (period beginning and ending balances).

FAQ for Analysts / Investors
1.Why does fiscal 2025 non-GAAP revenue used for growth calculation not match reported fiscal 2025 non-GAAP revenue?
•The restructuring of a third-party agreement resulted in a $16 million fiscal year-over-year revenue headwind, with $12 million of that in the first quarter and $4 million additional in the second, third, and fourth quarters.
•This restructuring also resulted in a decrease in the related costs and the impact on margins was minimal.
•This was adjusted for a consistent fiscal year-over-year comparison.

2.    What will be the impact of the Victor acquisition in fiscal year 2027?
•With the one-year anniversary of the acquisition rolling off on September 30, 2026, Victor's ongoing revenue will be fully integrated into Non-GAAP adjusted (organic) revenue starting October 1, 2026.

16